EXHIBIT 21
HILL-ROM HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company as of November 6, 2012 are wholly-owned Indiana corporations, unless otherwise noted.

Hill-Rom, Inc.
Eagle Acquisition Sub B.V, a Netherlands corporation

Subsidiaries of Hill-Rom, Inc.
Advanced Respiratory, Inc., a Minnesota corporation
Allen Medical Systems, Inc.
Hill-Rom Services, Inc.
Aspen Surgical Products Holding, Inc., a Delaware corporation

Subsidiary of Aspen Surgical Products Holding, Inc.
Aspen Surgical Products, Inc., a Michigan corporation

Subsidiaries of Aspen Surgical Products, Inc.
Aspen Surgical Puerto Rico Corp., a Puerto Rico corporation
Aspen Medical Europe Limited (UK), a United Kingdom corporation
Colby Manufacturing Corporation, a Pennsylvania corporation
Medical One, Inc., a Connecticut corporation

Jointly owned subsidiaries of Hill-Rom, Inc. and Advanced Respiratory, Inc.
Hill-Rom Company, Inc.

Subsidiaries of Hill-Rom Company, Inc.
Hill-Rom International, Inc.
MEDIQ/PRN Life Support Services, LLC
Hill-Rom Logistics, LLC
Hill-Rom Company (Saudi Arabia) Technical Scientific Office, a Saudi Arabian entity

Subsidiaries of Hill-Rom Services, Inc.
Hill-Rom Manufacturing, Inc.

Subsidiary of Hill-Rom Manufacturing, Inc.
Hill-Rom Finance Limited Partner, Inc.

Subsidiaries of Hill-Rom International, Inc.
Hill-Rom Pty, Ltd, an Australian corporation
Hill-Rom Asia Limited, a Hong-Kong corporation
Hill-Rom Japan KK, a Japanese corporation

Subsidiary of Hill-Rom Asia Limited
Hill-Rom Business Services Co., LTD, a Suzhou, China corporation

Subsidiary of Allen Medical Systems, Inc.
AMATECH Corporation

Jointly owned subsidiaries of Hill-Rom Finance Limited Partner, Inc. and Hill-Rom, Inc.
Hill-Rom EU C.V., a Netherlands partnership

Subsidiary of Hill-Rom EU C.V
Hill-Rom (Gibraltar) General Partner Limited, a Gibraltar limited partnership

Subsidiary of Hill-Rom (Gibraltar) General Partner Limited
Hill-Rom Holding (Gibraltar) Limited, a Gibraltar limited partnership

Jointly owned by Hill-Rom Holding (Gibraltar) Limited and Hill-Rom (Gibraltar) General Partner Limited
HR Finance C.V., a Netherlands partnership

Subsidiary of Hill-Rom Holding (Gibraltar) Limited
Hill-Rom International S.á r.l./B.V., a Luxembourg corporation
Hill-Rom Ltd., a United Kingdom corporation

Subsidiaries of HR Finance C.V.
HR Europe B.V. a Netherlands corporation
Hill-Rom Global Holdings, B.V., a Netherlands corporation

Subsidiaries of Hill-Rom Ltd.
Hill-Rom (UK), Ltd., a United Kingdom corporation
Liko UK Ltd., a United Kingdom corporation
Hill-Rom Ltd. (Ireland)

Subsidiaries of Liko UK Ltd.
APLS Ltd., a United Kingdom corporation
Nordic Rehab Ltd., a United Kingdom corporation

Subsidiaries of Hill-Rom Global Holdings, B.V.
Hill-Rom HB, a Swedish partnership
Hill-Rom SPRL, a Belgium corporation
Hill-Rom Holdings Netherlands, B.V., a Netherlands corporation
Hill-Rom Singapore Holdings S.á r.l.

Subsidiary of Hill-Rom Singapore Holdings S.á r.l.
Hill-Rom Services Pte, Ltd., a Singapore corporation

Subsidiaries of Hill-Rom International S.á r.l./B.V.
Hill-Rom B.V., a Netherlands corporation
Hill-Rom S.A., a Switzerland corporation
Hill-Rom Austria GmbH, an Austrian corporation
Hill-Rom Sociedade Unipessoal, LDA (Portugal)
Hill-Rom Poland sp. z o.o., Poland corporation
Hill-Rom Canada, Ltd., an (Ontario) Canadian Corporation
Hill-Rom SARL, a French corporation

Jointly owned subsidiaries of Hill-Rom International S.á r.l./B.V. and Hill-Rom Services, Inc.
Hill-Rom de Mexico S de RL de CV, a Mexican corporation
Hill-Rom Servicios S de RL de CV, a Mexican corporation
Hill-Rom Comercializador a de Mexico S de RL de CV, a Mexican corporation
Hill-Rom Importacao e Comercio de Equipamentos Medicos Ltda, a Brazil corporation
Hill-Rom Turkey Medikal Urunler Dagitim ve Ticaret Limited Sirketi, a Turkey corporation

Subsidiary of Hill-Rom B.V.
Hill-Rom Finland, a Finland corporation
Hill-Rom Norway, a Norway entity

Subsidiaries of Hill-Rom SARL
Hill-Rom Industries SA, a French corporation
Hill-Rom, S.p.A, an Italian corporation
Hill-Rom SAS, a French corporation
SCI Le Couviour Immoblier, a French corporation
Hill-Rom Iberia S.L., a Spanish corporation
Hill-Rom AB, a Swedish corporation

Jointly owned subsidiary of Hill-Rom SARL and Hill-Rom SAS
Hill-Rom sro, a Czech Republic corporation

Subsidiary of Hill-Rom AB
Liko R&D AB
Liko AB
Liko Norge AB

Jointly owned subsidiary of Liko AB and Eagle Acquisition Sub B.V.
Völker Holding GmbH & Co KG
Völker Verwaltung GmbH

Subsidiaries of Völker Holding GmbH & Co KG
Völker GmbH
Hill-Rom GmbH

Subsidiaries of Völker GmbH
Völker UK Ltd., a United Kingdom corporation
Völker BVBA, a Belgium corporation
Völker Austria GmbH, an Austrian corporation
Völker Asia Pacific Ltd., a Hong Kong corporation